UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2005

BFC FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

FLORIDA	33-72213	59-2022148

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 West Cypress Creek Road, Fort Lauderdale, Florida		33309

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 940-4900

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

     On July 14, 2005, BFC Financial Corporation (the “Company”) completed the sale of an additional 507,555 shares of Class A Common Stock pursuant to the exercise by the underwriters of an over-allotment option granted in connection with the Company’s 5,450,000 share public offering completed on June 21, 2005. With the net proceeds of approximately $4 million from the sale of these shares, the net proceeds of the offering were approximately $46.4 million after underwriting discounts and commissions and expenses.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BFC FINANCIAL CORPORATION
Date: July 14, 2005	By:	/s/ Glen R. Gilbert
		Name:	Glen R. Gilbert
		Title:	Executive Vice President and Chief Financial Officer